UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 13, 2014, the Board of Directors of LivePerson, Inc. (“LivePerson”) authorized the additional funding of a previously-announced stock repurchase program under which LivePerson has the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board of Directors or a committee appointed by the Board of Directors.  The Board authorization of additional funding will enable LivePerson to purchase up to an aggregate purchase price of an additional $10.0 million, which is in addition to $30.0 million previously authorized under the repurchase program since it was adopted in December 2012. LivePerson may effectuate the stock repurchase program through purchases in the open market or privately negotiated transactions, depending upon prevailing market conditions and other corporate considerations. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board of Directors of LivePerson. The Board of Directors also extended the repurchase program to expire on December 31, 2014. The stock repurchase program will be funded using LivePerson’s available cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, Inc. (Registrant)

Date: March 14, 2014

	By:	/s/ Monica L. Greenberg
Monica L. Greenberg EVP, General Counsel